UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 10, 2013

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 10, 2013, the Board of Directors of Bristol-Myers Squibb Company (the “Company”) elected Thomas J. Lynch, Jr., M.D. to serve as a member of the Board of Directors, effective January 1, 2014. The size of the Board of Directors was increased to eleven in connection with Dr. Lynch’s election.

Dr. Lynch serves as the director of the Yale Cancer Center and physician-in-chief of the Smilow Cancer Hospital at Yale-New Haven. The Board of Directors has determined that Dr. Lynch is independent under the New York Stock Exchange Listing Standards and the independence standards adopted by the Board of Directors. Dr. Lynch will serve as a member of the Science and Technology Committee. He will stand for election by the Company’s stockholders at the Annual Meeting of Stockholders in May 2014.

Dr. Lynch was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no related party transactions between the Company and Dr. Lynch.

Dr. Lynch will receive compensation for his services on the Board of Directors and the Science and Technology Committee in accordance with the Company’s standard compensatory arrangement for non-employee directors, including an annual retainer of $90,000, an annual retainer of $15,000 for serving as a member of the Science and Technology Committee and an annual award of deferred share units valued at $160,000 on the date of grant.

A copy of the press release announcing Dr. Lynch’s election is attached to this report as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 10, 2013, the Board of Directors amended Bylaw 17(d) to provide that non-employee directors of the Company, a director who is the Chief Executive Officer of the Company or a director who is a retired Chief Executive Officer of the Company must retire from the position of director at the Annual Meeting following attainment of age 75. Previously, these directors were required to retire at the Annual Meeting following attainment of age 72. An employee who is a director of the Company (other than the Chief Executive Officer or a retired Chief Executive Officer) will continue to retire from the position of director on the effective date of the director’s retirement as an employee of the Company. A copy of the revised Bylaws, effective December 10, 2013, is attached to this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Bylaws, effective as of December 10, 2013.

99.1	Press release dated December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: December 11, 2013	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws, effective December 10, 2013.

99.1	Press release dated December 10, 2013.